UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2010

STIFEL FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9305 (Commission File Number)	43-1273600 (IRS Employer Identification No.)

One Financial Plaza
501 North Broadway
St. Louis, Missouri 63102-2102
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (314) 342-2000

___________________________N/A___________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 1, 2010, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 25, 2010, among Stifel Financial Corp., a Delaware corporation (“Stifel”), PTAS, Inc., a Delaware corporation and a wholly-owned subsidiary of Stifel (“Merger Sub”), and Thomas Weisel Partners Group, Inc., a Delaware corporation (“Thomas Weisel Partners”), Merger Sub merged with and into Thomas Weisel Partners (the “Merger”), with Thomas Weisel Partners surviving the Merger.  As a result of the Merger, Thomas Weisel Partners is now a wholly-owned subsidiary of Stifel.

Pursuant to the Merger Agreement, each outstanding share of Thomas Weisel Partners common stock was converted into the right to receive 0.1364 shares of Stifel common stock.  In addition, each outstanding Thomas Weisel Partners restricted stock unit was converted into the right to receive 0.1364 shares of Stifel common stock, and each outstanding Thomas Weisel Partners stock option was converted into the right to acquire 0.1364 shares of Stifel common stock, in each case in accordance with the existing vesting schedule and other terms thereof.  Further, pursuant to the Merger Agreement, each exchangeable share (the “Exchangeable Shares”) of TWP Acquisition Company (Canada), Inc., a corporation organized under the Ontario Business Corporation Act, and a subsidiary Thomas Weisel Partners’ (“Canadian Sub”), will remain outstanding following the Merger and has become exchangeable for 0.1364 shares of Stifel common stock.

On July 1, 2010, Stifel issued a press release announcing the completion of the Merger and the other transactions contemplated by the Merger Agreement and the cessation of trading in Thomas Weisel Partners common stock as of the end of trading hours on the NASDAQ Global Market on June 30, 2010.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

            Concurrently with the completion of the Merger described above under Item 2.01, Stifel adopted and filed a Certificate of Designations, Preferences and Rights of Special Voting Preferred Stock (the “Certificate of Designations”) to create the share of special voting preferred stock that was issued to the trustee appointed under a voting and exchange trust agreement with respect to the Exchangeable Shares.  Except as otherwise required by law, the holder of record of the share of special voting preferred stock will have a number of votes equal to the number of votes that the holders of Exchangeable Shares that are not owned by Stifel or any person directly or indirectly controlled by or under common control with Stifel would be entitled to if all such Exchangeable Shares were exchanged by the holders thereof for shares of Stifel common stock, in each case for the election of directors and on all matters submitted to a vote of the stockholders of Stifel.  Except as otherwise required by law, the holder of record of the share of special voting preferred stock and the holders of Stifel common stock will vote together as one class on all matters.  The holder of the share of special voting preferred stock will not be entitled to receive dividends from Stifel and, in the event of any liquidation, dissolution or winding-up of Stifel, will not be entitled to receive any assets of Stifel.  At such time as there are no Exchangeable Shares outstanding not owned by Stifel or any person directly or indirectly controlled by or under common control with Stifel, and there are no shares of stock, debt, options or other agreements of Canadian Sub that could give rise to the issuance of any Exchangeable Shares to any person (other than Stifel or any person directly or indirectly controlled by or under common control with Stifel), the share of special voting preferred stock will be cancelled and retired without further action of Stifel, its Board of Directors or its shareholders and without the payment of any consideration in exchange for such cancellation.  The description of the special voting preferred stock is qualified in its entirety by reference to the Certificate of Designations, a copy of which is filed as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit Number	Description of Exhibit

3.1	Certificate of Designations, Preferences and Rights of the Special Voting Preferred Stock.
99.1	Press Release dated July 1, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIFEL FINANCIAL CORP.

Date: July 1, 2010	By:	/s/ James M. Zemlyak
	Name:	James M. Zemlyak
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Certificate of Designations, Preferences and Rights of the Special Voting Preferred Stock.
99.1	Press Release dated July 1, 2010.

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